Exhibit 14.4

CONFORMED COPY
(includes Amendment No. 1 dated November 21, 2019)

SERIES 2019-1 SUPPLEMENT
among
STACK INFRASTRUCTURE ISSUER, LLC,
394 PACIFIC DCP ABS, LLC,
SI ATL01 ABS, LLC,
SI CHI01 ABS, LLC,
SI DFW01 ABS, LLC,
SI POR01 ABS, LLC
and
SI SVY01-02 ABS, LLC,
as Obligors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee

dated as of February 8, 2019
Secured Data Center Revenue Notes, Series 2019-1

|US-DOCS\111806304.4||

    i

|US-DOCS\111806304.4||

SERIES 2019-1 SUPPLEMENT
THIS SERIES 2019-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of February 8, 2019, is among Stack Infrastructure Issuer, LLC, a Delaware limited liability company (the “Issuer”), 394 Pacific DCP ABS, LLC, a Delaware limited liability company (“Portland I”), SI ATL01 ABS, LLC, a Delaware limited liability company (“Atlanta I”), SI CHI01 ABS, LLC, a Delaware limited liability company (“Chicago I”), SI DFW01 ABS, LLC, a Delaware limited liability company (“Dallas I”), SI POR1 ABS, LLC, a Delaware limited liability company (“Portland II”) and SI SVY01-02 ABS, LLC, a Delaware limited liability company (“Silicon Valley I”, and together with Portland I, Atlanta I, Chicago I, Dallas I and Portland II, the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Issuer, collectively, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Obligors have entered into an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;
WHEREAS, the Issuer and the Asset Entities desire the Issuer to issue $850,000,000 of Secured Data Center Revenue Notes, Series 2019-1, consisting of $125,000,000 Secured Data Center Revenue Variable Funding Notes, Series 2019-1, Class A-1 Notes (the “Series 2019-1 Class A-1 Notes” or “Series 2019-1 Variable Funding Notes”) and $725,000,000 Secured Data Center Revenue Term Notes, Series 2019-1, Class A-2 Notes (the “Series 2019-1 Class A-2 Notes” and, together with the Series 2019-1 Class A-1 Notes, the “Series 2019-1 Notes”), pursuant to this Series Supplement to the Indenture;
WHEREAS, the Series 2019-1 Class A-1 Notes shall be issued in two Subclasses: (a) Series 2019-1 Class A-1 Advance Notes (the “Series 2019-1 Class A-1 Advance Notes”), and (b) Series 2019-1 Class A-1 L/C Notes (the “Series 2019-1 Class A-1 L/C Notes”);
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2019-1 Notes;
WHEREAS, the Series 2019-1 Notes constitute Notes as defined in the Indenture; and
WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.
NOW, THEREFORE, it is mutually covenanted and agreed as follows:

|US-DOCS\111806304.4||

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2019-1 Class A-2 Notes, the applicable amounts set forth on Schedule I to this Series Supplement.
“Closing Date” shall mean February 8, 2019.
“Contingent Interest” shall have the meaning ascribed thereto in the Series 2019-1 Variable Funding Note Purchase Agreement.
“Date of Issuance” shall mean, with respect to the Series 2019-1 Notes, February 8, 2019.
“First Amendment Effective Date” shall mean November 21, 2019.
“Indenture” shall have the meaning ascribed to it in the preamble hereto.
“Initial Purchasers” shall mean Guggenheim Securities, LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. with respect to the Series 2019-1 Class A-2 Notes.
“L/C Monthly Fee” shall mean “L/C Monthly Fee” as defined in the Series 2019-1 Variable Funding Note Purchase Agreement. The L/C Monthly Fee shall be the “Liquidity Letter of Credit Fee” for all purposes of the Indenture.
“Letter of Credit” shall have the meaning ascribed thereto in the Series 2019-1 Variable Funding Note Purchase Agreement.
“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.
“Note Rate” shall, for each Class of the Series 2019-1 Notes, mean the rate per annum at which interest accrues on such Class set forth in Section 2.01(a).
“Offering Memorandum” shall mean the Offering Memorandum dated February 1, 2019, relating to the offering by the Issuer of the Series 2019-1 Class A-2 Notes.

|US-DOCS\111806304.4||

“Post-ARD Note Spread” shall, for each Class of the Series 2019-1 Notes, be the spread per annum set forth in Section 2.01(e).
“Prepayment Period” shall mean, in relation to the Series 2019-1 Class A-2 Notes, the period that commences on the Payment Date that is 12 months prior to the Anticipated Repayment Date.
“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Rating Agency” shall mean, in relation to the Series 2019-1 Notes, S&P.
“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to any Class of Series 2019-1 Notes, notification in writing by the Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to such Class of Series 2019-1 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.
“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.
“S&P” shall mean, S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

|US-DOCS\111806304.4||

“Series 2019-1 Class A-1 Advance Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2019-1 Class A-1 L/C Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2019-1 Class A-1 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2019-1 Class A-1 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Series 2019-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2019-1 Class A-2 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Series 2019-1 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2019-1 Variable Funding Note Purchase Agreement” for the Series 2019-1 Class A-1 Notes shall mean the Series 2019-1 Variable Funding Note Purchase Agreement, dated as of February 8, 2019 by and among the Issuer, the Guarantor, the Closing Date Asset Entities, the Parent, the Manager, certain conduit investors party thereto from time to time, certain committed note purchasers, certain funding agents party thereto from time to time and SunTrust Bank, as Series 2019-1 Class A-1 Administrative Agent and Letter of Credit provider.
“Series Disposition Period Date” shall, for the Series 2019-1 Notes, have the meaning ascribed to it in Section 2.01(g).
“VFN Interest Accrual Period” shall mean “Interest Accrual Period” as defined in the Series 2019-1 Variable Funding Note Purchase Agreement.
“VFN Undrawn Commitment Fee” shall mean “Series 2019-1 Class A-1 Undrawn Commitment Fee” as defined in the Series 2019-1 Variable Funding Note Purchase Agreement.
Section 1.02Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)“or” is not exclusive;

|US-DOCS\111806304.4||

(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)all references to “$” are to United States dollars unless otherwise stated;
(g)any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns
(h)references to a Person are also to its permitted successors and assigns; and
(i)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
ARTICLE II

SERIES 2019-1 NOTE DETAILS; FORMS OF SERIES 2019-1 NOTES
Section 2.01Series 2019-1 Note Details.
(a)The aggregate principal amount of the Series 2019-1 Notes which may be initially authenticated and delivered under this Series Supplement shall be divided into Classes designated as “Class A-1” and “Class A-2” with the respective initial principal balances, Note Rates and ratings set forth below (except for Series 2019-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/Class	Initial Class Principal Balance	Note Principal Balance	Note Type	Rating (S&P)
Series 2019-1, Class A-1	$0	$125,000,000	Variable Funding Notes	A-(sf)
Series 2019-1, Class A-2	$725,000,000	$725,000,000	Term Notes	A-(sf)

        As of the First Amendment Effective Date, the outstanding Series 2019-1 Class A-1 Notes shall be deemed to be Series 2019-1 Class A-1 Advance Notes and the aggregate principal amount of the Series 2019-1 Class A-1 L/C Notes which may be initially authenticated and delivered under this Series Supplement shall be $12,500,000. The Series 2019-1 Class A-1 Advance Notes and the Series 2019-1 Class A-1 L/C Notes shall be Series 2019-1 Class A-1 Notes and shall be Variable Funding Notes that are Class A-1 Notes payable in accordance with the Indenture.    The procedures relating to increases and decreases in the Note Principal Balance

|US-DOCS\111806304.4||

of the Series 2019-1 Class A-1 Notes are set forth in the Series 2019-1 Variable Funding Note Purchase Agreement. The Series 2019-1 Class A-1 L/C Notes shall be treated as Series 2019-1 Class A-1 Notes for all purposes of the Indenture and shall be subject to the terms of the Indenture related to Series 2019-1 Class A-1 Notes.

The Note Rate for the Series 2019-1 Class A-2 Notes will be 4.54%. The Note Rate for the Series 2019-1 Class A-1 Notes will be an amount equal to the Base Rate, CP Rate or Eurodollar Rate (each as defined in the Series 2019-1 Variable Funding Note Purchase Agreement (or an alternative rate as determined in the manner provided in the Variable Funding Note Purchase Agreement)), as determined in accordance with the Series 2019-1 Variable Funding Note Purchase Agreement. From and after the Closing Date, VFN Undrawn Commitment Fee will accrue on the Series 2019-1 Class A-1 Notes as provided in the Series 2019-1 Variable Funding Note Purchase Agreement. From and after the First Amendment Effective Date, L/C Monthly Fees will accrue on each outstanding Letter of Credit as provided in the Series 2019-1 Variable Funding Note Purchase Agreement.
(b)The initial “Series 2019-1 Class A-1 Notes Anticipated Repayment Date” for the Series 2019-1 Class A-1 Notes is the Payment Date in February 2023, which date may be extended from time to time pursuant to Section 7.04 of the Series 2019-1 Variable Funding Note Purchase Agreement. The “Series 2019-1 Class A-2 Notes Anticipated Repayment Date” for the Series 2019-1 Class A-2 Notes is the Payment Date in February 2024. The “Rated Final Payment Date” for each Class of the Series 2019-1 Notes is the Payment Date in February 2044.
(c)The Class A-1 Commitment Amount with respect to the Series 2019-1 Notes shall be the Series 2019-1 Class A-1 Notes Maximum Principal Amount (as such term is defined in the Series 2019-1 Variable Funding Note Purchase Agreement), and shall include a Letter of Credit sublimit equal to the aggregate L/C Commitments (as such term is defined in the Series 2019-1 Variable Funding Note Purchase Agreement).
(d)The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2019-1 Notes shall be the March 2019 Payment Date. The initial VFN Interest Accrual Period for the Series 2019-1 Class A-1 Notes shall consist of 45 days. The initial Interest Accrual Period for the Series 2019-1 Class A-2 Notes shall consist of 47 days.
(e)The Post-ARD Note Spread for the Series 2019-1 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2019-1, Class A-1	5.00%
Series 2019-1, Class A-2	2.00%

(f)    The Record Date for purposes of determining payments to the Noteholders of the Series 2019-1 Notes for the March 2019 Payment Date shall be February 28, 2019.
(g)    The “Series Disposition Period Date” for the Series 2019-1 Notes is the Payment Date in February 2043.

|US-DOCS\111806304.4||

Section 2.02Delivery of Series 2019-1 Notes and Letters of Credit.
(a)Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2019-1 Notes and deliver the Series 2019-1 Class A-1 Notes as directed by the Issuer and shall deliver the Series 2019-1 Class A-2 Notes to the Depositary. The Series 2019-1 Class A-1 Notes may be issued, transferred and held only in Definitive Form. Upon the execution and delivery of First Amendment to Series 2019-1 Supplement, dated as of the First Amendment Effective Date, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2019-1 Class A-1 L/C Notes as directed by the Issuer. The Series 2019-1 Class A-1 L/C Notes may be issued, transferred and held only in Definitive Form.
(b)Each original Liquidity Letter of Credit shall, unless otherwise instructed by the Indenture Trustee, be delivered to the Indenture Trustee, who shall hold the original Liquidity Letter of Credit in safekeeping. Indenture Trustee makes no representations or warranties as to any Liquidity Letter of Credit (including the accuracy thereof) and shall be instructed as to the termination or return of the Liquidity Letter of Credit upon expiration thereof.
Section 2.03Forms of Series 2019-1 Notes. The Series 2019-1 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2019-1 Class A-1 L/C Notes shall be in substantially the forms set forth on Exhibit A hereto, each with such variations, omissions and insertions as may be necessary.
Section 2.04Class A-2 Monthly Amortization Amounts. On each Payment Date the lesser of (i) the Class A-2 Targeted Amortization Amount with respect to the Series 2019-1 Class A-2 Notes as of such Payment Date and (ii) the amount of funds available for such purpose under Section 5.01 of the Indenture will be applied to prepay amounts in respect of principal on the Series 2019-1 Class A-2 Notes as provided pursuant to Section 5.01(b)(iii) of the Indenture.
Section 2.05Funding of the Collection Account. On the Closing Date, the Obligors shall deposit into the Collection Account an amount equal to $8,200,000.
Section 2.06Funding of the Liquidity Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Liquidity Reserve Sub-Account an amount equal to $8,385,000.
Section 2.07Funding of the Priority Expense Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Priority Expense Reserve Sub-Account an amount equal to $2,800,000.
Section 2.08Funding of the Executed Forward Starting Lease Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Executed Forward Starting Lease Reserve Sub-Account.
ARTICLE III

GENERAL PROVISIONS
Section 3.01Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of February 8, 2019.

Section 3.02Notices.  Notices required to be given to S&P by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to 55 Water Street, New York, New York 10041.
Section 3.03Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY

|US-DOCS\111806304.4||

HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.04Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.05Counterparts. The Indenture and this Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement.
ARTICLE IV

APPLICABILITY OF INDENTURE
Section 4.01Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

|US-DOCS\111806304.4||

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
STACK INFRASTRUCTURE ISSUER, LLC

By:______________________________
Name:
Title:
394 PACIFIC DCP ABS, LLC

By:______________________________
Name:
Title:
SI ATL01 ABS, LLC

By:______________________________
Name:
Title:
SI CHI01 ABS, LLC

By:______________________________
Name:
Title:
SI DFW01 ABS, LLC

By:______________________________
Name:
Title:

|US-DOCS\111806304.4||

SI POR01 ABS, LLC

By:______________________________
Name:
Title:
SI SVY01-02 ABS, LLC

By:______________________________
Name:
Title:

|US-DOCS\111806304.4||

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By:

    Name:
    Title:

|US-DOCS\111806304.4||

Schedule I
TARGETED AMORTIZATION SCHEDULE
FOR SERIES 2019-1 CLASS A-2 NOTES

CLASS A-2 TARGETED AMORTIZATION AMOUNT
Period	Payment Date In	Class A-2 Targeted Amortization Amount
1	March 2019	$604,167
2	April 2019	$604,167
3	May 2019	$604,167
4	June 2019	$604,167
5	July 2019	$604,167
6	August 2019	$604,167
7	September 2019	$604,167
8	October 2019	$604,167
9	November 2019	$604,167
10	December 2019	$604,167
11	January 2020	$604,167
12	February 2020	$604,167
13	March 2020	$604,167
14	April 2020	$604,167
15	May 2020	$604,167
16	June 2020	$604,167
17	July 2020	$604,167
18	August 2020	$604,167
19	September 2020	$604,167
20	October 2020	$604,167
21	November 2020	$604,167
22	December 2020	$604,167
23	January 2021	$604,167
24	February 2021	$604,167
25	March 2021	$604,167
26	April 2021	$604,167
27	May 2021	$604,167
28	June 2021	$604,167
29	July 2021	$604,167
30	August 2021	$604,167

CLASS A-2 TARGETED AMORTIZATION AMOUNT
Period	Payment Date In	Class A-2 Targeted Amortization Amount
31	September 2021	$604,167
32	October 2021	$604,167
33	November 2021	$604,167
34	December 2021	$604,167
35	January 2022	$604,167
36	February 2022	$604,167
37	March 2022	$604,167
38	April 2022	$604,167
39	May 2022	$604,167
40	June 2022	$604,167
41	July 2022	$604,167
42	August 2022	$604,167
43	September 2022	$604,167
44	October 2022	$604,167
45	November 2022	$604,167
46	December 2022	$604,167
47	January 2023	$604,167
48	February 2023	$604,167
49	March 2023	$604,167
50	April 2023	$604,167
51	May 2023	$604,167
52	June 2023	$604,167
53	July 2023	$604,167
54	August 2023	$604,167
55	September 2023	$604,167
56	October 2023	$604,167
57	November 2023	$604,167
58	December 2023	$604,167
59	January 2024	$604,167
60	February 2024	$604,167
    Sch I

|US-DOCS\111806304.4||

EXHIBIT A-1
STACK INFRASTRUCTURE ISSUER, LLC
SECURED DATA CENTER REVENUE VARIABLE FUNDING NOTES, SERIES 2019-1, CLASS A-1 L/C NOTE
This is one of a subseries of L/C Notes (collectively, the L/C Notes”), included in a series of Secured Data Center Revenue Variable Funding Notes, Class A-1, (collectively, the “Notes”), being issued by Stack Infrastructure Issuer, LLC (the “Issuer”).
VARIABLE FUNDING NOTE IN THE FORM OF AN L/C NOTE

Note Rate: As provided in the Indenture	Initial Class Principal Balance of the Class A-1 Notes: up to $[ ò ]
Closing Date: February 8, 2019	Note Principal Balance of this L/C Note as of the Closing Date: $[ ò ]
First Payment Date: [ ò ]
Anticipated Repayment Date: As provided in Indenture	Servicer: Midland Loan Services, a division of PNC Bank, National Association Series [ ò ] Paying Agent: Wilmington Trust, National Association
Rated Final Payment Date: Payment Date in [ ò ]	Indenture Trustee: Wilmington Trust, National Association
Note No.: [ ò ]

THIS L/C NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS
    Sch I

|US-DOCS\111806304.4||

OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.
EITHER (A) THE HOLDER OF THIS L/C NOTE (OR ANY INTEREST HEREIN) IS NOT, AND IS NOT ACTING ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER OR TRANSFEREE TO ACQUIRE AND HOLD THE NOTE (OR ANY INTEREST HEREIN) CONSTITUTES (I) AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR ANY APPLICABLE SIMILAR LAWS) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) AND (III) BEING REFERRED TO AS A “PLAN”), OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING, HOLDING AND SUBSEQUENTLY DISPOSING OF THIS L/C NOTE OR ANY INTEREST HEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN OR (B) THE PURCHASE AND HOLDING OF THIS L/C NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION OF ANY APPLICABLE SIMILAR LAWS.
THIS L/C NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN, STACK INFRASTRUCTURE, INC., WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES (OTHER THAN THE CLOSING DATE OBLIGORS AND THE GUARANTOR). THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON OTHER THAN BY THE ASSET ENTITIES AND THE GUARANTOR.
FURTHER, IF THE HOLDER IS ACQUIRING THIS L/C NOTE (OR ANY INTEREST HEREIN) WITH THE ASSETS OF A PLAN SUBJECT TO PART 4 OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT AT ALL TIMES NONE OF THE PARENT, THE GUARANTOR, THE ISSUER, THE MANAGER, THE INITIAL PURCHASERS, THE SERVICER, OR ANY OF THEIR RESPECTIVE
    Sch I

|US-DOCS\111806304.4||

AGENTS OR AFFILIATES OR THE INDENTURE TRUSTEE (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED OR WILL ACT AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S DECISION TO ACQUIRE, HOLD, SELL, EXCHANGE, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO THE L/C NOTE (OR ANY INTEREST THEREIN), AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE (OR ANY INTEREST THEREIN).
THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE L/C REIMBURSEMENT AMOUNT AND L/C OTHER REIMBURSEMENT COSTS (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) RELATING TO LETTERS OF CREDIT ISSUED BY THE HOLDER OF THIS NOTE SHALL BE DEEMED TO BE PRINCIPAL OUTSTANDING UNDER THIS NOTE FOR ALL PURPOSES OF THE NOTE PURCHASE AGREEMENT, THE INDENTURE AND THE OTHER TRANSACTION DOCUMENTS.
This certifies that [ ò ] is the registered owner of the interest evidenced by this L/C Note (equal to its L/C Commitment). This L/C Note is one of the Notes issued pursuant to the Indenture, dated as of February 8, 2019 (together with all modifications, substitutions and amendments thereof, the “Indenture”), as supplemented by a Series Supplement relating to this Series, among the Issuer, the Asset Entities party thereto and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”) and are subject to the Series [ ò ] Class A-1 Note Purchase Agreement, dated as of [ ò ] (the “Note Purchase Agreement”) between [ ò ], a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Indenture. This L/C Note is issued under and is subject to the terms, provisions and conditions of the Indenture and the Note Purchase Agreement, to which Indenture and the Note Purchase Agreement the Holder of this L/C Note by virtue of its acceptance hereof assents and by which such Holder is bound.
Pursuant to the terms of the Indenture, beginning on the first Payment Date specified above, payments will be made on the 25th day of each calendar month or, if any such 25th day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”) to the Person in whose name this L/C Note is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs (the “Record Date”), in an amount equal to the amount required to be paid to the Holder of this L/C Note in connection with its outstanding Letters of Credit on the applicable Payment Date pursuant to the Indenture. All payments made under the Indenture on this L/C Note will be made by the Indenture Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have provided the Indenture Trustee with wiring instructions no later than five Business Days prior to the related Record Date (which wiring instructions may be in the form of
    Sch I

|US-DOCS\111806304.4||

a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of the Holder as it appears in the Note Register. Notwithstanding the foregoing, the final payment on this L/C Note will be made in like manner, but only upon presentation and surrender of this L/C Note at the offices of the Note Registrar or such other location specified in the notice to the Holder hereof of such final payment.
The outstanding L/C Reimbursement Amount and L/C Other Reimbursement Costs (as defined in the Note Purchase Agreement) shall be deemed to be the Note Principal Balance evidenced by this L/C Note until repaid as set forth in the Note Purchase Agreement. This L/C Note shall accrue interest during each Interest Accrual Period on the Note Principal Balance of this L/C Note immediately prior to the related Payment Date at a rate per actual annum equal to the Note Rate specified above. Interest on this L/C Note shall be calculated on a[n] [Actual/360] Basis.
As provided in the Indenture, withdrawals from the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Noteholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Notes and the payment of interest on such advances and expenses.
Any payment to the Holder of this L/C Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this L/C Note and any L/C Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this L/C Note.
This L/C Note is issuable in fully-registered form only without coupons. As provided in the Indenture and subject to certain limitations therein set forth, this L/C Note is exchangeable for new L/C Notes of the same Class and Series in authorized denominations evidencing the same aggregate L/C Obligations, as requested by the Holder surrendering the same.
No transfer, sale, pledge or other disposition of any L/C Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.
If a transfer of any L/C Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes, then such transfer shall not be registered by the Note Registrar unless the Note Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-5 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6 to the Indenture, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective Transferee substantially in the form attached as Exhibit B-3 to the Indenture, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-4 to the Indenture, in the case of a transfer to an Institutional Accredited Investor; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer, the Servicer, the Indenture Trustee, or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts
    Sch I

|US-DOCS\111806304.4||

surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.
Neither the Issuer, the Indenture Trustee nor the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any L/C Note or interest therein without registration or qualification. Any Noteholder desiring to effect a transfer, sale, pledge or other disposition of any L/C Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Guarantor, the Obligors, the Indenture Trustee, the Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.
No transfer of any L/C Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the provisions of Section 2.02(c) of the Indenture. Any attempted or purported transfer of a L/C Note in violation of Section 2.02(c) of the Indenture will be null and void and vest no rights in any purported Transferee.
The Note Registrar shall not register the transfer of a L/C Note, unless the Note Registrar has received from the prospective Transferee a certification that either:
(i) such prospective Transferee is not a Plan and is not directly or indirectly acquiring or holding such Note or any interest in such Note on behalf of, as fiduciary of, as trustee of, or with assets of, a Plan; or
(ii) (A) such acquisition, holding and subsequent disposition of such Note or any interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws; and (B) none of the Parent, the Guarantor, the Manager, the Initial Purchasers, the Servicer, or any of their respective agents or affiliates or the Indenture Trustee (collectively, the “Transaction Parties”) has acted or will act as the Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to such prospective Transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to such Note (or any interest therein), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Notes (or any interest therein).
It is hereby acknowledged that either of the forms of certification attached to the Indenture as Exhibits B-3 and B-4 is acceptable for purposes of clauses (i) and (ii) of the preceding sentence.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this L/C Note is registerable in the Note Register upon surrender of this L/C Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder
    Sch I

|US-DOCS\111806304.4||

hereof or his attorney duly authorized in writing, and thereupon one or more new L/C Notes of the same Class and Series evidencing a like aggregate principal balance will be issued to the designated transferee or transferees.
No service charge will be imposed for any transfer or exchange of this L/C Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this L/C Note.
The Issuer, the Servicer, the Indenture Trustee, the Note Registrar and any agent of any of them may treat the Person in whose name this L/C Note is registered as the owner hereof for all purposes, and none of the Issuer, the Servicer, the Indenture Trustee, the Note Registrar or any agent of any of them shall be affected by notice to the contrary.
Each Holder of this L/C Note, by accepting this L/C Note, and each Note Owner of an interest in this L/C Note, by accepting an ownership interest in this L/C Note, hereby covenants and agrees that neither it nor the Indenture Trustee on behalf of it will at any time institute against the Issuer and/or the Asset Entities or the Guarantor, or join in any institution against the Issuer and/or the Asset Entities or the Guarantor of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, any Series Supplement or any of the other Transaction Documents.
Notwithstanding anything to the contrary in the Indenture or any Series Supplement, all obligations of the Issuer under this L/C Note shall be deemed to be extinguished in the event that, at any time, the Issuer, the Guarantor and the Asset Entities have no assets (which shall include claims that may be asserted by the Issuer, the Guarantor and the Asset Entities with respect to contractual obligations of third parties to the Issuer, the Guarantor and the Asset Entities but which shall not include the proceeds of the initial issue of their shares). No further claims may be brought against any of the Issuer’s directors or officers or against their shareholders or members, as the case may be, for any such obligations, except in the case of fraud or actions taken in bad faith by such Persons.
The Issuer and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50.0% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify the Indenture, any Series Supplement or any Notes or waive compliance by the Issuer with any provision of the Indenture, any Series Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note affected thereby (including any tax consequences) and with respect to clause (viii) below, without the consent of the Servicer: (i) change the Anticipated Repayment Date for any Series or the Rated Final Payment Date for any Series; (ii) reduce the amounts required to be paid on the Notes of any Series on any Payment Date, the Anticipated Repayment Date for such Series or the Rated Final Payment Date for such Series; (iii) change the place of payments on the Notes of any Series on any Payment Date, the Anticipated Repayment Date for such Series or the Rated Final Payment Date for such Series; (iv) change the coin or currency in
    Sch I

|US-DOCS\111806304.4||

which the principal of any Note or interest thereon is payable; (v) impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof; (vi) reduce the percentage of the unpaid principal balances of any of the Notes, the consent of whose Holders is required for such amendment or eliminate the requirement that affected Noteholders consent to any amendment; (vii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Indenture; (viii) diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Indenture, under the Servicing Agreement or under any other Transaction Document; or (ix) permit the creation of any lien ranking prior to or on parity with the lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in the Indenture or any Series Supplement, terminate the lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.
The Holder of this L/C Note, by its acceptance hereof, agrees that it will not have at any time any recourse on this L/C Note or under the Indenture or any Series Supplement against the Obligors (other than the Collateral) or against the Indenture Trustee, the Servicer or Affiliates thereof.
Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, this L/C Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.
This L/C Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

    Sch I

|US-DOCS\111806304.4||

IN WITNESS WHEREOF, the Issuer has duly executed this L/C Note.
STACK INFRASTRUCTURE ISSUER, LLC
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the L/C Notes that’s is a Class A-1 Note referred to in the within-mentioned Indenture.
Dated: [ ò ]
WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee
By:
Authorized Officer

    Sch I

|US-DOCS\111806304.4||

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)
the Secured Data Center Revenue Variable Funding Note and hereby authorize(s) the registration of transfer of such interest to assignee on the Note Register.
I (we) further direct the Note Registrar to issue a new Secured Data Center Revenue Variable Funding Note of the same Class and Series evidencing a like aggregate principal balance to the above named assignee and deliver such Secured Data Center Variable Funding Note to the following address:

Dated: [ ò ]

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS
The Assignee should include the following for purposes of payment:
Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________________________________ for the account of _____________________________________.
Payments made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to ___________________________.
This information is provided by ____________________________, the Assignee named above, or ___________________________, as its agent.

    Sch I

|US-DOCS\111806304.4||